UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2015

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 28, 2015, The Ryland Group, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of August 12, 2015, the Company’s record date for the Special Meeting, there were a total of 46,851,577 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 41,382,530 shares of the Company’s common stock were represented in person or by proxy and, therefore, a quorum was present.

The final results for each of the proposals submitted to a vote of stockholders at the Special Meeting are set forth below. The proposals are also set forth in the joint proxy statement/prospectus of the Company and Standard Pacific Corp. filed with the Securities and Exchange Commission on August 27, 2015 (File No. 001-08029).

Proposal 1: To adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 14, 2015, by and between The Ryland Group, Inc. and Standard Pacific Corp. and approve the merger:

For	Against	Abstain
40,386,259	811,223	185,048

Proposal 2: To adopt CalAtlantic Group, Inc.’s amended and restated certificate of incorporation:

For	Against	Abstain
40,215,857	378,645	788,028

Proposal 3: To adopt CalAtlantic Group, Inc.’s amended and restated bylaws:

For	Against	Abstain
40,375,282	218,931	788,317

Proposal 4: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Ryland’s named executive officers in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or has become payable in connection with the merger:

For	Against	Abstain
13,967,076	27,082,626	332,828

Proposal 5: To adjourn the special meeting to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Ryland merger proposal:

For	Against	Abstain
38,034,164	3,085,546	262,820

No other proposals were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: September 28, 2015	By:	/s/ Larry T. Nicholson
Larry T. Nicholson
Chief Executive Officer and President